PRICING SUPPLEMENT NO. 87                                   Rule 424(b)(3)
DATED: December 1, 1997                                  File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes          Book Entry Notes
$3,000,000                [x]                          [x]

Original Issue Date:      Fixed Rate Notes             Certificated Notes
December 2, 1997          [_]                          [_]

Maturity Date:
December 2, 1998

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                              Optional         Optional
                         Redemption           Repayment        Repayment
Redeemable On            Price(s)             Date(s)          Price(s)
-------------            ----------           ----------       ----------

N/A                      N/A                  N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
-------------------

*        3/2/98, 6/2/98 and 9/2/98.

**       3/2/98, 6/2/98, 9/2/98 and 12/2/98.

*** The three-month LIBOR Telerate on November 28, 1997 minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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